CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Saratoga Advantage Trust and to the use of our reports dated October 29, 2010 on the financial statements and financial highlights of the funds comprising of the Saratoga Advantage Trust. Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                                                       TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
DECEMBER 30, 2010